Exhibit 10d-ii, Exhibit 10e-ii, Exhibit 10h-ii, Exhibit 10i, Exhibit 10j,
Exhibit 10k, Exhibit 10l-ii

AMENDMENT TO PLANS

On December 5, 2002, the Company's Board of Directors approved an amendment to the Rogers Corporation: (i) 1988 Stock Option Plan, as restated September 14, 1989, (ii) 1990 Stock Option Plan-Restatement No. 3, (iii) 1994 Stock Compensation Plan, as restated October 17, 1996, (iv) 1998 Stock Incentive Plan,
(v) Voluntary Deferred Compensation Plan For Non-Employee Directors, as amended and restated effective as of December 21, 1999, (vi) Voluntary Deferred Compensation Plan For Key Employees, as amended and restated effective as of December 21, 1999, and (vii) Long-Term Enhancement Plan for Senior Executives, (collectively, the "Plans"). Capitalized terms used in this description and not otherwise defined have the meaning set forth in the respective Plans. The Plans were amended so that in each place in the Plans that there was a reference to the "Treasurer" or the "Vice President and Treasurer" of the Company, there was added a reference in the disjunctive (i.e., "or"), to the "Vice President and Secretary" of the Company. This change was deemed necessary since the Vice President, Treasurer and Secretary of the Company, as of December 5, 2002, ceased to be the Company's Treasurer, yet this corporate officer needed to continue his responsibilities related to the Plans.